Exhibit j(1)



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading
"Auditor" in the Statement of Additional Information of Fidelity Asset
Manager: Aggressive which is included in Post -Effective Amendment No. 68 to the Registration Statement on Form N-1A.




 /s/Deloitte & Touche LLP
 Deloitte & Touche LLP

Boston, Massachusetts
September 17, 1999